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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    April 19, 2002

MSC.SOFTWARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-8722 (Commission File Number)	95-2239450 (I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California (Address of Principal Executive Offices)	92707 (Zip Code)

(Registrant's Telephone Number, Including Area Code)    (714) 540-8900

Item 2. Acquisition or Disposition of Assets

        On April 19, 2002, MSC.Software Corporation (the "Company") through MSC Acquisition II Corp. (the "Purchaser"), a wholly owned subsidiary of the Company, completed the acquisition of over 98% of the outstanding common stock of Mechanical Dynamics, Inc. ("MDI") through a tender offer. MDI develops, markets and supports functional virtual prototyping solutions. To accomplish the acquisition of MDI, the Company and the Purchaser entered into the Agreement and Plan of Merger dated March 15, 2002, with MDI, pursuant to which, following the consummation of a tender offer and the satisfaction or waiver of certain conditions, all of the remaining outstanding shares of common stock of MDI will be converted into the right to receive $18.85 per share. The tender offer resulted in the Purchaser acquiring 6,109,922 shares of common stock of MDI, representing approximately 98.3 percent of the outstanding shares of MDI, at an aggregate price of approximately $115,172,000. The Company will also redeem all outstanding MDI stock options (922,340 options) for total consideration of $10,531,000 (the difference between $18.85 and the exercise price of the options). The Company anticipates that the merger will close by approximately May 10, 2002.

        In connection with the acquisition of MDI common stock, the Company entered into a Revolving Credit and Term Loan Agreement ("New Loan Agreement") with various financial institutions. The New Loan Agreement includes a $65,000,000 term loan and a $20,000,000 revolving line of credit. The entire $65,000,000 of the term loan and $6,728,000 of the revolving line of credit was borrowed to partially fund the acquisition. The Company funded the remaining portion of the acquisition with existing cash.

        The term loan matures in April 2006, and bears interest at the rate of 100 basis points plus the greater of the prime rate or the federal funds rate plus 1%. The revolving line of credit expires on April 1, 2005. Advances carry interest rates equal to, at the Company's election, either:

  a.
  50 basis points plus the greater of the prime rate or the federal funds rate plus 1%; or

  b.
  200 basis points plus a eurocurrency-based rate determined by dividing the per annum interest rate at which deposits in the relevant eurocurrency are offered by other prime banks in the eurocurrency market divided by 100% minus the maximum rate of reserves on eurocurrency liabilities required by Regulation D of the Board of Governors of the Federal Reserve System.

        Borrowings under the New Loan Agreement are secured by substantially all of the tangible and intangible assets of the Company and its significant domestic subsidiaries, including a first priority pledge of all capital stock of material domestic subsidiaries (except the Company is not required to pledge the stock of subsidiaries of MDI until the Company owns 100% of MDI's outstanding stock) and 65% of material foreign subsidiaries. The New Loan Agreement also contains various covenants which, among other things, require the delivery of regular financial information, the maintenance of various financial ratios and the restriction of dividends.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a)
  Financial Statements

            The required financial information is not included herein and will be filed by amendment not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

  (b)
  Pro Forma Financial Information

            The required pro forma financial information is not included herein and will be filed by amendment not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

  (c)
  Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 15, 2002, by and among the Company, the Purchaser, and MDI. (Incorporated herein by reference to Exhibit 99(d)(1) to the Tender Offer Statement on Schedule TO, filed by the Company and the Purchaser on March 22, 2002.)
2.2
Stock Option Agreement, dated as of March 15, 2002, between the Company and MDI. (Incorporated herein by reference to Exhibit 99(d)(3) to the Tender Offer Statement on Schedule TO filed by the Company and the Purchaser on March 22, 2002.)
4.1
Revolving Credit and Term Loan Agreement Dated As Of April 18, 2002 between MSC.Software Corporation, Comerica Bank and BNP Paribas, as Co-Lead Arrangers, Comerica Bank, as Administrative Agent, BNP Paribas And Key Corporate Capital, Inc., as Co-Syndication Agents, and U.S. Bank National Association and The Bank Of Nova Scotia, as Co-Documentation Agents.
99.1
Press release issued April 19, 2002 (Incorporated herein by reference to Exhibit 99(a)(5)(E) to Amendment No. 2 to the Tender Offer Statement on Schedule TO filed by the Company and the Purchaser on April 19, 2002.)

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSC.SOFTWARE CORPORATION

Date: May 3, 2002	By:	/s/ LOUIS A. GRECO Louis A. Greco—Chief Financial Officer

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FORM 8-K
  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE